EXHIBIT 23.01


Board of Directors
AmeriChip International Inc.
Detroit, Michigan

                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this registration statement of AmeriChip International Inc. on Form S-8 of our report dated March 19, 2004, relating to the financial statements of AmeriChip International Inc. as of November 30, 2003, which report appears in the annual report on Form 10-KSB of AmeriChip International Inc.




/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington
May 25, 2004